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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated January 18, 2000, except as for Note 11(b) which is as of February 11, 2000, relating to the consolidated financial statements and financial statement schedule, which appear in DoubleClick's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading 'Experts' in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
New York, New York
August 17, 2000